Oppenheimer Gold & Special Minerals Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/29/85                0.0240         0.0000              7.120
  07/28/86                0.1370         0.0000              6.190
  07/31/87                0.1500         0.8800             12.890
  12/24/87                0.2050         1.6900             11.520
  12/23/88                0.1800         0.7900             11.460
  12/22/89                0.2700         1.3400             14.210
  12/21/90                0.0400         0.0000              9.770
  12/20/91                0.1850         0.0000              9.580
  12/17/92                0.1360         0.0000              8.770
  12/23/93                0.0590         0.0000             13.830
  12/21/94                0.0670         0.0000             12.960
  12/18/95                0.0586         0.0000             13.030

Class B Shares
 No dividends declared.

Class C Shares
 No dividends declared.


1. Average Annual Total Returns for the Periods Ended 06/30/96:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                     Five Year

  $ 993.78 1             $1,351.17 .2
 (---------) - 1 = -0.62%   (---------)   - 1 = 6.20%
   $1,000                  $1,000

  Ten Year

  $3,392.79 .1
 (---------) - 1 = 12.99%
   $1,000

Oppenheimer Gold & Special Minerals Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 06/30/96 (Continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

  Inception

  $1,092.51 1.5063
 (---------) - 1 = 14.26%
   $1,000

Class C Share

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  Inception

  $1,134.13 1.5063
 (---------) - 1 = 20.88%
   $1,000


Examples at NAV:

Class A Shares

  One Year                     Five Year

  $1,054.43 1            $1,433.59 .2
 (---------) - 1 = 5.44%    (---------)   - 1 = 7.47%
   $1,000                   $1,000

  Ten Year

  $3,599.77 .1
 (---------) - 1 = 13.67%
   $1,000

Class B Shares

  Inception

  $1,142.51 1.5063
 (---------) - 1 = 22.22%
   $1,000

Class C Shares

  Inception

  $1,144.13 1.5063
 (---------) - 1 = 22.48%
   $1,000

Oppenheimer Gold & Special Minerals Fund
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2.  Cumulative Total Returns for the Periods Ended 06/30/96:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $  993.78 - $1,000                  $1,351.17 - $1,000
    ------------------  =  -0.62%       ------------------  = 35.12%
         $1,000                              $1,000

    Ten Year

    $3,392.79 - $1,000
    ------------------  = 239.28%
         $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

    Inception

    $1,092.51 - $1,000
    ------------------  =   9.25%
         $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

    Inception

    $1,134.13 - $1,000
    ------------------  =  13.41%
         $1,000










Oppenheimer Gold & Special Minerals Fund
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2.  Cumulative Total Returns for the Periods Ended 06/30/96 (Continued):

Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,054.43 - $1,000                  $1,433.59 - $1,000
    ------------------  =   5.44%       ------------------  = 43.36%
         $1,000                               $1,000

    Ten Year

    $3,599.77 - $1,000
    ------------------  = 259.98%
         $1,000


Class B Shares

    Inception

    $1,142.51 - $1,000
    ------------------  =  14.25%
         $1,000


Class C Shares

    Inception

    $1,144.13 - $1,000
    ------------------  =   14.41%
         $1,000